UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2016

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)Compensatory Arrangements of Certain Officers

Severance Policy

Effective May 26, 2016, the Compensation Committee of the Board of Directors (the “Board”) of the Company approved a severance policy (the “Policy”) applicable to certain of its officers (each, a “Participating Officer”), including  the four executives listed below who are acting principal executive officers as members of the Office of the President and Chief Executive Officer (the “OCEO”).  The OCEO was formed following the resignation of T. J. Rodgers as President and Chief Executive Officer effective April 28, 2016.  The OCEO will perform the duties of the President and Chief Executive Officer until a successor to Mr. Rodgers is appointed.  None of the other Participating Officers are Named Executive Officers.

•	Thad Trent, Executive Vice President, Finance and Administration and Chief Financial Officer
•	Hassane El-Khoury, Executive Vice President, Programmable Systems Division and Software
•	Dana Nazarian, Executive Vice President, Memory Products Division
•	Joseph Rauschmayer, Executive Vice President, World Wide Manufacturing

Under the terms of the Policy, if a Participating Officer is terminated by the Company other than for cause, he or she will be entitled to receive the following severance benefits, subject to signing and not revoking the Company’s Separation Agreement and General Release of all Claims:

•	Lump sum payment equal to fourteen (14) months base annual salary
•	Lump sum payment equal to fourteen (14) months of COBRA premiums for medical, dental and vision coverage
•

Accelerated vesting with respect to one hundred percent (100%) of the unvested portion of any outstanding equity-based awards that would have vested during the fourteen (14) months following the termination

•	Fourteen (14) months of annual target bonus at one hundred percent (100%) for the fiscal year in which the termination occurs

The Policy expires twelve (12) months after a successor President and Chief Executive Officer is hired.

The description above is qualified in its entirety by reference to the full text of the Policy, which will be filed as an exhibit to the Company’s second quarter fiscal 2016 Form 10-Q Quarterly Report, and is incorporated herein by reference.

Change of Control Severance Agreements

Effective May 26, 2016 (the “Effective Date”), the Company entered into Change of Control Severance Agreements (each an “Agreement”) with certain of its officers (each, a “Covered Officer”), including the four executive vice presidents identified above. None of the other Covered Officers are Named Executive Officers.

Pursuant to the Agreement, if the Company or any successor terminates the employment of a Covered Officer other than for “Cause” (as defined in the Agreement), death or Disability (as defined in the Agreement), or a Covered Officer terminates his or her employment for “Good Reason” (as defined in the Agreement) during the period beginning three (3) months prior to, and ending twelve (12) months after, the occurrence of a Change of Control (as defined in the Agreement), the Covered Officer will be entitled to receive the following compensation and benefits, subject to the Covered Officer signing and not revoking a standard release of claims in a form reasonably acceptable to the Company (the “Release”) no later than sixty (60) days following the Covered Officer’s termination of employment:

•	Lump sum severance payment equal to fourteen (14) months of base annual salary plus fourteen (14) months of the Covered Officer’s annual target bonus
•	Accelerated vesting of all outstanding unvested equity-based compensation awards held by the Covered Officer
•	Lump sum payment equal to fourteen (14) months of COBRA premiums for the Covered Officer and any eligible spouse and/or dependents

Severance payments under the Agreement are to be paid the first business day after the Release becomes effective, subject to a delay of up to six (6) months as necessary in order to comply with Section 409A of the Internal Revenue Code.  The initial term of the Agreement is two (2) years from the Effective Date (the “Initial Term”) and on each one (1) year anniversary thereafter it will renew automatically for additional one (1) year terms (each, an “Additional Term”) unless either party provides written notice of non-renewal to the other party.  If a Change of Control occurs when there are fewer than twelve (12) months remaining in the Initial Term, or during an Additional Term, the term of the Agreement will automatically extend through the date that is twelve (12) months following the date of the Change of Control.

The description above is qualified in its entirety by reference to the full text of the form of Agreement, which will be filed as an exhibit to the Company’s second quarter fiscal 2016 Form 10-Q Quarterly Report, and is incorporated herein by reference.

Item 8.01Other Matters

As disclosed in the Form 8-K filed on May 2, 2016 with the Securities Exchange Commission, Cypress Semiconductor Corporation (the “Company”) has entered into an Asset Purchase Agreement with Broadcom Corporation (“Broadcom”) to purchase certain assets primarily related to Broadcom’s Internet of Things business (“IoT Business”) in an all cash transaction valued at $550 million.  In connection with the acquisition, the Company has obtained a commitment letter (the “Commitment Letter”) from the financial institutions named therein to provide senior secured debt financing in an aggregate amount of up to $700 million.  The Company may issue unsecured debt for part of this amount, which will be subject to a number of conditions, including, among other things, market conditions, negotiation of final documentation and, in certain circumstances, the issuance of a comfort letter by PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm.  As part of a routine inspection, the Public Company Accounting Oversight Board (“PCAOB”) is currently reviewing PwC’s integrated audit of our consolidated financial statements for the fiscal year ended January 3, 2016.  Our ability to issue certain types of unsecured debt may require the issuance of a comfort letter by PwC which will be subject to the timing of the completion of procedures that PwC may consider necessary, if any, as a result of the PCAOB’s review.

The Sarbanes-Oxley Act authorizes the PCAOB to inspect public accounting firms for the purpose of assessing their compliance with certain laws, rules, and professional standards in connection with a firm's audit work for public company and broker-dealer clients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: June 1, 2016	By: /s/ Thad Trent________________________

Thad Trent

Executive Vice President, Finance and Administration

and Chief Financial Officer